EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members
Canadian Communications, LLC
Superior, Colorado

We have audited the accompanying consolidated balance sheets of Canadian Communications, LLC as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in members’ equity and cash flows for the year ended December 31, 2009, and the period October 21, 2008 to December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based upon our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Canadian Communications, LLC as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009, and the period October 21, 2008 to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

Denver, Colorado
December 15, 2010

3600 South Yosemite Street | Suite 600 | Denver, CO 80237 | P: 303.694.6700 | TF: 888.766.3985 | F: 303.694.6761 | www.starkcpas.com
An Independent Member of BKR International

Canadian Communications, LLC
CONSOLIDATED BALANCE SHEETS
December 31,

ASSETS	2009	2008

Current assets:
Cash and cash equivalents	$37,829	$1,638
Accounts receivable, net	190,725	-
Prepaid and other current assets	79,719	-
Inventory	254,323	-
Due from affiliate	105,000	-
Total current assets	667,596	1,638

Property and equipment, net	690,552	-
Goodwill	1,727,753	-
Total assets	$3,085,901	$1,638

LIABILITIES AND MEMBERS' (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$387,902	$3,000
Notes payable, current portion	81,188	-
Notes payable - related parties, current portion	317,000
Deferred revenue	12,030	-
Total current liabilities	798,120	3,000

Notes payable, long-term portion	104,783	45,000
Notes payable - related parties, long-term portion	2,510,737	-
Total liabilities	3,413,640	48,000

Members' equity (deficit):
Members' interest	1,000	1,000
Accumulated deficit	(388,451)	(47,362)
Other comprehensive (loss) - currency translation	(5,559)	-
Total members' equity (deficit)	(393,010)	(46,362)
Minority interest	65,271	-
Total equity (deficit)	(327,739)	(46,362)
Total liabilities and members' equity (deficit)	$3,085,901	$1,638

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
for the years ended December 31, 2009 and the Period
October 21, 2008 (inception) to December 31, 2008

	2009	2008

Revenues
Telecom/movie sales	$1,187,456	$-
Service, maintenace and management	149,886	-
	1,337,342	-

Cost of goods	886,616	-

Gross margin	450,726	-

Operating expenses
Operations	398,911	-
General and administrative	117,945	47,362
Depreciation	195,618	-
	712,474	47,362

Operating loss	(261,748)	(47,362)

Other income (expense)
Interest expense	(157,920)	-
Interest income	145	-
Other income (expense)	26,834	-
Investment income	40,000	-
	(90,941)	-

Loss before minority income and income taxes	(352,689)	(47,362)

Minority interest	11,600	-
Provision for income taxes	-	-

Net loss	$(341,089)	$(47,362)

Foreign currency (loss)	$(5,559)	$-

Comprehensive (loss)	$(346,648)	$(47,362)

Net (loss) per unit, basic and diluted	$(171)	$(24)

Weighted average units outstanding, basic and diluted	2,000	2,000

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2009 and 2008

	2009	2008

Cash flows from operating activities:
Net loss	$(341,089)	$(47,362)

Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation	195,618	-
Provision for uncollectible accounts	8,443	-
Foregin currency loss	(5,559)	-
Minority interest	(32,851)	-
Non-cash interest expense	112,468
Changes in operating assets and liabilities:
Accounts receivable	11,007	-
Prepaid and other current assets	(44,478)	-
Inventory	(212,836)	-
Accounts payable and accrued expenses	5,132	3,000
Deferred revenue	12,030	-
Total adjustments	48,974	3,000

Net cash (used in) operating activities	(292,115)	(44,362)

Cash flows from investing activities:
Due from affiliate	(105,000)	-
Purchase of property and equipment	(187,776)	-

Net cash (used in) investing activities	(292,776)	-

Cash flows from financing activities:
Cash received in acquisition of subsidiaries	31,630	-
Proceeds from notes payable	685,000	45,000
Principal payments on notes payable	(95,548)	-
Member contribution	-	1,000

Net cash provided by financing activities	621,082	46,000

Net increase (decrease) in cash and equivalents	36,191	1,638

Cash and equivalents at beginning of year	1,638	-

Cash and equivalents at end of year	$37,829	$1,638

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Purchase of subsidiaries	575,175	-

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
For the Year Ended December 31, 2009, and the Period
October 21, 2008 (inception) to December 31, 2008

		Accumulated
	Members'	Comprehensive	Minority	Retained
	Interest	Income	Interest	Earnings	Total

October 21, 2008 (inception)	$-	$-	$-	$-	$-

Members' contribution	1,000	-	-	-	1,000

Net (loss)	-	-	-	(47,362)	(47,362)

Balance, December 31, 2008	1,000	-	-	(47,362)	(46,362)

Minority interest from Arista Communications Acquisition	-	-	76,871	-	76,871

Minority Interest's Share of Arista Communications Net Loss	-	-	(11,600)	-	(11,600)

Comprehensive (loss)	-	(5,559)	-	-	(5,559)

Net (loss)	-	-	-	(341,089)	(341,089)

Balance, December 31, 2009	$1,000	$(5,559)	$65,271	$(388,451)	$(327,739)

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

1.  BUSINESS AND BACKGROUND

Overview of the Company’s Business

Canadian Communications, LLC (the Company) was formed on October 21, 2008 as a Colorado Limited Liability Company. The Company’s headquarters are located in Superior, Colorado. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Hospitality Ad Group, LLC; Cardinal Connect, LLC; Cardinal Broadband, LLC; Cardinal Hospitality, Ltd; and its 50% joint venture interest in Arista Communications, LLC.

These vertically integrated companies provide full-service solutions for residential and business applications, including the delivery of next-generation voice, video, and data broadband networks to communities and cities throughout the United States and Canada, as well as video-on-demand services to the hospitality industry in the United States, Canada, and Aruba.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated. The Company consolidates all operations of subsidiaries due to a controlling financial interest or a controlling management interest.

The entities consolidated are outlined below.
Direct Subsidiaries of Canadian Communications, LLC	% Ownership	Date Acquired Or Incorporated
Cardinal Connect, LLC	100%	07/01/2009
Cardinal Broadband, LLC	100%	07/01/2009
Hospitality Ad Group, LLC *	100%	03/04/2009

Indirect Subsidiaries of Canadian Communications, LLC	% Ownership	Date Acquired
Cardinal Hospitality, Ltd. (Owned by Cardinal Connect)	100%	07/01/2009
Arista Communications, LLC (Owned by Cardinal Broadband, LLC)	50%	07/01/2009

* Non operating entity at December 31, 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specific estimates include lives of assets, intangibles, collectability of receivables and notes, purchase price adjustments and valuation allowance on net operating loss carryforwards. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Allowance for Uncollectible Receivables

Accounts receivable consist of uncollateralized customer obligations due under normal trade terms requiring payment within 30 days of the invoice date.  Management reviews trade receivables periodically and reduces the carrying amount by an amount that reflects management's best estimate of the amount that may not be collectible. The Company estimates the amount of uncollectible accounts receivable and records an expense for bad debt.

Inventory

Inventory consists principally of items which are required for the Company’s media equipment installations, and is recorded at the lower of cost or market, based on the first-in, first-out method.

Goodwill

Goodwill is recorded at its purchase price and is not being amortized. The Company has evaluated its goodwill for impairment and has determined that the fair value of the goodwill exceeds the book value recorded.

The Company’s assessment involves determining an estimate of the fair value of the Company’s net assets in order to evaluate whether an impairment of the current carrying amount of goodwill exists. The first step of the goodwill impairment test compares the fair value of net assets with their carrying amount, including goodwill. If the fair value of net assets exceeds their carrying amount, goodwill is not considered to be impaired, and thus the second step of the impairment test is unnecessary. If the carrying amount of net assets exceeds their fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment loss, if any. Fair values are derived based on an evaluation of past and expected future performance of the Company.

The second step of the goodwill impairment test, used to measure the amount of impairment loss, compares the implied fair value of the Company’s goodwill with the carrying amount of that goodwill. If the carrying amount of the goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. The loss recognized cannot exceed the carrying amount of goodwill. The implied fair value of goodwill is determined in the same manner that the amount of goodwill recognized in a business combination is determined. The Company allocates the fair value of net assets to all of the assets and liabilities of the Company (including any unrecognized intangible assets) as if the Company had been acquired in a business combination and the fair value of the net assets was the price paid to acquire the Company. The excess of the fair value of the net assets over the amounts assigned to its assets and liabilities is the implied fair value of goodwill.

Goodwill is tested for impairment on an annual basis and more often if indications of impairment exist. The results of the Company’s analysis indicated that no reduction in the carrying amount of goodwill was required.

Property and Equipment

Property and equipment are stated at cost and are depreciated over the estimated useful lives of the assets as follows:

Class of Asset	Useful life in Years
Equipment	5
In-ground Distribution Systems	7

Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized. When assets are retired or otherwise disposed of, the property and equipment accounts are relieved of costs and accumulated depreciation and any resulting gain or loss is credited or charged to operations.

Revenue Recognition

The Company recognizes revenues in the period in which the earnings process is complete, with no future obligations to be performed by the Company.  The Company charges its video and data customers monthly service fees and recognizes the revenue in the month the services are provided or equipment is sold. The Company bills monthly for voice (telephone) services in advance and generally receives payments during the month in which the services are provided.

The Company recognizes revenue from the sale of movies to hotel guests (“video-on-demand”) on a monthly basis.

Deferred Revenue

Revenues collected in advance of the earnings process must be recorded as deferred revenues, a liability account, for financial statement purposes.

Non-Controlling Interest

The Company has adopted the guidance under ASC 810-10, “Consolidations.”  This guidance establishes new standards that govern the accounting for, and reporting of, noncontrolling interests in partially-owned consolidated subsidiaries.  Specifically, the guidance requires that:  (a) noncontrolling (previously referred to as minority) interest be reported as a component of members’ equity; (b) net income attributable to the parent and to the noncontrolling interest be separately identified in the consolidated statement of operations; (c) changes in a parent’s ownership interest while the parent retains its controlling interest be accounted for as equity transactions; (d) any retained noncontrolling equity investment upon the deconsolidation of the subsidiary be initially measured at fair value; and (e) sufficient disclosures are provided that clearly identify and distinguish between the interest of the parent and the interest of the noncontrolling owners.  The provisions under this guidance are prospective upon adoption, except for the presentation and disclosure requirements.  The presentation and disclosure requirements must be applied retrospectively for all periods presented.

We allocate earnings and losses of the subsidiary to the noncontrolling interest based on its ownership percentage.  Income attributable to the noncontrolling interest was $11,600 in 2009 and $0 in 2008.  Accumulated income attributable to the noncontrolling interest of $65,271 and $0 is included as a separate component of equity as of December 31, 2009 and 2008.

When losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, such excess and any further losses applicable to the minority interest are charged against the majority interest in the subsidiary when there are no obligations for the minority interest to fund such losses.

Income Taxes

The Company is organized as a limited liability company under state law. As a limited liability company that has elected to be taxed as a partnership, the Company’s earnings pass through to the members and are taxed at the member level. Accordingly, no income tax provision has been included in these financial statements.

Earnings Per Capital Unit

For purposes of calculating basic earnings per capital unit, capital units subscribed for and issued by the Company are considered outstanding on the effective date of issuance.  The Company has no potentially dilutive securities outstanding.

Financial Instruments and Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. Accounts receivable are typically unsecured and are derived from transactions with and from customers located primarily in the United States and Canada; the Company performs ongoing credit evaluations of its customers.

For the year ended December 31, 2009, one customer represented 14% of the Company’s total revenue and one customer represented 15% of the Company’s total accounts receivable.

Fair Value of Financial Instruments

ASC 825, “Financial Instruments,” requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2009.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and cash equivalents, accounts receivable, prepaid and other current assets, due from affiliate, inventory, accounts payable and accrued expenses, deferred revenue and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are either short term in nature and their carrying amounts approximate fair value, they are receivable or payable on demand, or they bear appropriate interest rates.

Long-Lived Assets

The Company reviews the value of its non-current assets for impairment whenever events indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recorded if the sum of the estimated future cash flows is less than the carrying amount of the asset. The amount of the loss is determined by comparing the estimated fair market value of the asset to the carrying amount of the asset. Such assessments did not result in any adjustment to the value of non-current assets.

Foreign Operations

The Company operates in the United States of America, Mexico, Aruba and Canada.  As with all types of international business operations, currency fluctuations, exchange controls, restrictions on foreign investment, changes to tax regimes, and political action could impact the Company's financial condition or results of operations.

Foreign Currency Translation

The US Dollar is the functional currency of the Company. Assets and liabilities denominated in foreign currencies are re-measured into US Dollars and the resulting gains and (losses) are included in the consolidated statement of operations as a component of other income (expense).

Recently Adopted Accounting Pronouncements

The Company evaluates the pronouncements of various authoritative accounting organizations, primarily the Financial Accounting Standards Board (“FASB”), the SEC, and the Emerging Issues Task Force (“EITF”), to determine the impact of new pronouncements on US GAAP and the impact on the Company.

In June 2009, FASB established the Accounting Standards Codification (“ASC”) as the single source of authoritative US GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative US GAAP for SEC registrants.  The ASC is a new structure which took existing accounting pronouncements and organized them by accounting topic.  The ASC did not change current US GAAP, but was intended to simplify user access to all authoritative US GAAP by providing all the relevant literature related to a particular topic in one place.  All previously existing accounting standards were superseded and all other accounting literature not included in the ASC is considered non-authoritative.  New accounting standards issued subsequent to June 30, 2009 will be communicated by the FASB through Accounting Standards Updates (ASUs).  The ASC was effective during the period ended September 30, 2009.  Adoption of the ASC did not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In May 2009, the ASC guidance for subsequent events was updated to establish accounting and reporting standards for events that occur after the balance sheet date but before financial statements are issued.  The guidance was amended in February 2010 via ASU No. 2010-09.  The standard sets forth: (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet in its financial statements, and (iii) the disclosures that an entity should make about events or transactions occurring after the balance sheet date in its financial statements.  The amended ASU was effective immediately and its adoption had no impact on the Company’s consolidated financial position, results of operations or cash flows.

Recently Issued Accounting Pronouncements

The following accounting standards updates were recently issued and have not yet been adopted by the Company.  These standards are currently under review to determine their impact on the Company’s consolidated financial position, results of operations, or cash flows.

The FASB issued Accounting Standards Update (ASU) No. 2009-13, Revenue Recognition (Topic 605): Multiple Deliverable Revenue Arrangements - A Consensus of the FASB Emerging Issues Task Force.” This update provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The management is in the process of evaluating the impact of adopting this ASU update on the Company’s financial statements.

ASU No. 2009-17 revises the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity.

In January 2010, the FASB issued ASU No. 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

ASU No. 2010-06 as issued in January 2010, amending existing disclosure requirements about fair value measurements by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchase, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation.

ASU No. 2010-11 was issued in March 2010, and clarifies that the transfer of credit risk that is only in the form of subordination of one financial instrument to another is an embedded derivative feature that should not be subject to potential bifurcation and separate accounting.  This ASU will be effective for the first fiscal quarter beginning after June 15, 2010, with early adoption permitted.

ASU No. 2010-13 was issued in April 2010, and will clarify the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted.

In May 2010, the FASB issued ASU No. 2010-19, Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

3.  PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at December 31, 2009:

Deposits	$50,000
Prepaid expenses	29,719
Total deposits and prepaid expenses	$79,719

4.  DUE FROM AFFILIATE

During 2009, the Company made advances to an affiliated entity.  These amounts were invested by the affiliated entity, and the Company recorded $40,000 of capital gains as a result of this transaction.  All advances were repaid subsequent to year end.

5.  PROPERTY AND EQUIPMENT

Classifications of property and equipment and accumulated depreciation were as follows at December 31, 2009:

Equipment	$1,521,172
Distribution Systems	233,822
1,754,994

Less accumulated depreciation	(1,064,442)
Total property and equipment	$690,552

For the years ended December 31, 2009 and 2008, the Company recorded $195,618 and $0 of depreciation expense, respectively.

6.  ACQUISITION OF SUBSIDIARIES

On June 15, 2009, the Company entered into a Membership Interest Purchase Agreement with TA Acquisitions, LLC and International Sunprints V, LLC to acquire all of the issued and outstanding membership interests of Cardinal Connect, LLC.  The transaction closed on July 1, 2009, and was accounted for as a business combination in accordance with ASC Topic 805, “Business Combinations.”  A summary of the transaction is presented below:

Cardinal Connect, LLC
Current assets	$249,273
Property and equipment, net	442,483
Total assets acquired	691,756

Current liabilities	339,951
Long-term liabilities	25,980
Total liabilities acquired	365,931

Acquired net assets (100%)	325,825

Purchase price:
Note payable, net of discount	2,179,998

Goodwill	$1,854,173

On June 18, 2009, the Company entered into a Membership Interest Purchase Agreement with Peyton Communications, LLC to acquire all of the issued and outstanding membership interests of Cardinal Broadband, LLC.  The transaction closed on July 1, 2009, and was accounted for as a business combination in accordance with ASC Topic 805, “Business Combinations.”  A summary of the transaction is presented below:

Cardinal Broadband, LLC
Current assets	$69,259
Property and equipment, net	255,911
Total assets acquired	325,170

Current liabilities	75,820
Total liabilities acquired	75,820

Net assets assumed (100%)	249,350
Less minority interest	(98,121)

Acquired net assets	151,229

Purchase price:
Note payable, net of discount	(24,810)
Excess of assets acquired over purchase price	$126,419

The results of operations of Cardinal Connect, LLC and Cardinal Broadband, LLC are included in the Company’s consolidated results of operations since the date of acquisition.

The following unaudited pro-forma information has been prepared assuming that the acquisitions had taken place on January 1, 2009.  The pro-forma information is not necessarily indicative of the combined results that would have occurred had the acquisition taken place at the beginning of the year, nor is it necessarily indicative of results that may occur in the future.

Revenue	$2,678,555
Cost of sales	1,301,247
Operating costs and expenses	1,725,310
Operating (loss)	(348,002)
Other income (expenses)	307,245
Net (loss)	$(40,757)
Net (loss) per unit	$(20.38)
Weighted average units outstanding	2,000

7.  NOTES PAYABLE

As part of the acquisition of Cardinal Connect on July 1, 2009, the Company assumed a note payable to Compass Bank with a balance of $61,980.  The note bears interest at the prime rate plus 2% (5% at December 31, 2009), requires monthly payments of approximately $3,000, and is due June 5, 2012.

In October 2009, the Company executed a note with CDF Funding, LLC for $150,000.  Proceeds were used to purchase equipment for an interactive TV system to be deployed in a to-be-determined hotel.  The note bears interest at 12%, requires monthly payments of $4,996, and is due November 1, 2012.

At December 31, 2009, notes payable were comprised of the following:

Note payable to a bank, principal and interest payable monthly at prime plus 2% (5% at December 31, 2009), due June 5, 2012.	$42,542

Note payable to finance company, principal and interest payable monthly at 12%, due November 1, 2012. The note is secured by equipment.	143,429
185,971

Less current portion	81,188
Notes payable, long term	$104,783

8.  RELATED PARTY DEBT

On October 29, 2008, the Company executed an $80,000 note with Peyton Oil and Gas, a related party.  The available principal was increased to $120,000 on February 11, 2009, and to $200,000 on March 13, 2009.  The note bears interest at prime plus 2% (5% at December 31, 2009), requires monthly interest only payments, and was due February 20, 2010.

In July 2009, the Company executed a $4,000,000 note in conjunction with the purchase of Cardinal Connect, LLC.  The note was issued to International Sunprints V, LLC and TA Acquisitions, LLC, as joint lenders.  The key principal of TA Acquisitions, LLC and the 34% owner of International Sunprints V, LLC is the father-in-law of the Manager of the Company.  The note bore no interest and was due July 1, 2014.  Using an interest rate of 12%, the Company recorded a debt discount of $1,820,002 and is amortizing the discount over the period of the loan.  Payments of principal were required in any month in which the Gross Operating Income for the month exceeded $115,000.  The Gross Operating Income threshold was not surpassed in 2009, but $42,000 of voluntary principal payments were made.

In July 2009, the Company executed a $500,000 promissory note with Peyton Holdings Corporation, a related party.  The note bore interest at 12%, required monthly payments of $9,750, and was due June 30, 2011.

In July 2009, the Company executed a $40,000 note in conjunction with the purchase of Cardinal Broadband, LLC.  The lender was Peyton Communications, LLC, a related party.  The note bore no interest, required no monthly payments, and was due July 1, 2013.  Using an interest rate of 12%, the Company recorded a debt discount of $15,190 and is amortizing the discount over the period of the loan

All related party debt was repaid subsequent to year end as part of the Unit Purchase Agreement with Roomlinx, Inc. (see Note 11).

At December 31, 2009, related party debt was comprised of the following:

Note payable to Peyton Oil & Gas, due February 20, 2010	$200,000
Note payable to International Sunprints V, LLC, and TA Acquisitions, LLC, net of debt discount, due July 1, 2014	2,249,200
Note payable to Peyton Holdings Corporation, due June 30, 2011	352,461
Note payable to Peyton Communications, LLC, net of debt discount, due July 1, 2013	26,076

Less current portion	317,000
Long term portion	$2,510,737

9.  MEMBERS’ EQUITY

The subsidiaries operating agreements define how profits and losses are generally allocated amongst its members. Generally, profits and losses are allocated first to preferred members in an amount equal to their Preferred Return (as defined in their respective operating agreements) and then all remaining profits and losses are allocated to the common members based on their respective ownership percentages.

10.  RELATED PARTY TRANSACTIONS

During 2009, the Company contracted with an affiliate to provide consulting services.  Amounts incurred during 2009 totaled $87,608.

11.  SUBSEQUENT EVENTS

On March 1, 2010, the Company entered into a promissory note in the amount of $16,407 with interest at 11%, payable in monthly installments of principal and interest in the amount of $537.  The note is secured by equipment.

On October 1, 2010, the Company entered into a Unit Purchase Agreement with Roomlinx, Inc.  Under the terms of the Agreement, Roomlinx acquired 100% of the membership interests of Canadian Communications, LLC in exchange for $500,000 in cash and 270,000 shares of Roomlinx common stock.  All related party debt was extinguished as part of this transaction.

Canadian Communications, LLC
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
ASSETS	2010 (unaudited)	2009

Current assets:
Cash and cash equivalents	$38,361	$37,829
Accounts receivable, net	277,794	190,725
Prepaid and other current assets	67,888	79,719
Inventory	276,784	254,323
Due from affiliate	-	105,000
Total current assets	660,827	667,596

Property and equipment, net	653,898	690,552
Goodwill	1,727,753	1,727,753
Total assets	$3,042,478	$3,085,901

LIABILITIES AND MEMBERS' (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$548,810	$387,902
Notes payable, current portion	71,516	81,188
Notes payable - related parties, current portion	3,011,872	317,000
Deferred revenue	12,329	12,030
Total current liabilities	3,644,527	798,120

Notes payable, long-term portion	71,777	104,783
Notes payable - related parties, long-term portion	-	2,510,737
Total liabilities	3,716,304	3,413,640

Members' (deficit):
Members' interest	1,000	1,000
Accumulated deficit	(714,949)	(388,451)
Other comprehensive (loss) - currency translation	(25,996)	(5,559)
Total members' (deficit)	(739,945)	(393,010)
Minority interest	66,119	65,271
Total (deficit)	(673,826)	(327,739)
Total liabilities and members' (deficit)	$3,042,478	$3,085,901

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
for the nine months ended September 30, 2010 and 2009
(Unaudited)

	2010	2009

Revenues
Telecom/movie sales	$1,500,150	$545,689
Service, maintenance and management	432,807	96,109
	1,932,957	641,798

Cost of goods	1,269,561	373,476

Gross margin	663,396	268,322

Operating expenses
Operations	441,012	420,061
General and administrative	141,268	115,330
Depreciation	127,562	97,809
	709,842	633,200

Operating (loss)	(46,446)	(364,878)

Other income (expense)
Interest expense	(279,543)	(77,937)
Interest income	12	145
Other income (expense)	(521)	8,488
	(280,052)	(69,304)

(Loss) before minority income and income taxes	(326,498)	(434,182)

Minority interest	(848)	(1,536)
Provision for income taxes	-	-

Net (loss)	(327,346)	(435,718)

Foreign currency (loss)	(20,437)	(22,597)

Comprehensive (loss)	$(347,783)	$(458,315)

Net (loss) per unit, basic and diluted	$(164)	$(218)

Weighted average units outstanding, basic and diluted	2,000	2,000

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2010 and 2009
(Unaudited)

	2010	2009

Cash flows from operating activities:
Net (loss)	$(326,498)	$(434,182)

Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation	127,562	97,809
Provision for uncollectible accounts	(8,443)	-
Foreign currency loss	(20,437)	(22,597)
Minority interest	848	1,536
Non-cash interest expense	217,095	44,317
Changes in operating assets and liabilities:
Accounts receivable	(78,626)	6,719
Prepaid and other current assets	11,831	(22,334)
Inventory	(22,461)	(647)
Accounts payable and accrued expenses	160,908	(91,430)
Deferred revenue	299	-
Total adjustments	388,576	94,022

Net cash provided by (used in) operating activities	62,078	(340,160)

Cash flows from investing activities:
Due from affiliate	105,000	(105,000)
Purchase of property and equipment	(90,908)	(37,599)

Net cash provided by (used in) investing activities	14,092	(142,599)

Cash flows from financing activities:
Cash received in acquisition of subsidiaries	-	31,630
Proceeds from notes payable	16,407	535,000
Principal payments on notes payable	(92,045)	(47,680)

Net cash provided by (used in) financing activities	(75,638)	518,950

Net increase in cash and equivalents	532	36,191

Cash and equivalents at beginning of year	37,829	1,638

Cash and equivalents at end of year	$38,361	$37,829

Supplemental Cash Flow Information
Cash paid for interest	$39,608	$18,561
Cash paid for income taxes	$-	$-

Non-cash investing and financing activities:
Purchase of subsidiaries	$-	$575,175

The accompanying notes are an integral part of these consolidated financial statements.

Canadian Communications, LLC
Notes to Consolidated Financial Statements
September 30, 2010 and 2009
(Unaudited)

1.  BUSINESS AND BACKGROUND

Overview of the Company’s Business

Canadian Communications, LLC (the Company) was formed on October 21, 2008 as a Colorado Limited Liability Company. The Company’s headquarters are located in Superior, Colorado. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Hospitality Ad Group, LLC; Cardinal Connect, LLC; Cardinal Broadband, LLC; Cardinal Hospitality, Ltd; and its 50% joint venture interest in Arista Communications, LLC.

These vertically integrated companies provide full-service solutions for residential and business applications, including the delivery of next-generation voice, video, and data broadband networks to communities and cities throughout the United States and Canada, as well as video-on-demand services to the hospitality industry in the United States, Canada, and Aruba.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany transactions and balances have been eliminated. The Company consolidates all operations of subsidiaries due to a controlling financial interest or a controlling management interest.

The entities consolidated are outlined below.
Direct Subsidiaries of Canadian Communications, LLC	% Ownership	Date Acquired Or Incorporated
Cardinal Connect, LLC	100%	07/01/2009
Cardinal Broadband, LLC	100%	07/01/2009
Hospitality Ad Group, LLC *	100%	03/04/2009

Indirect Subsidiaries of Canadian Communications, LLC	% Ownership	Date Acquired
Cardinal Hospitality, Ltd. (Owned by Cardinal Connect)	100%	07/01/2009
Arista Communications, LLC (Owned by Cardinal Broadband, LLC)	50%	07/01/2009

* Non operating entity at September 30, 2009.  This entity was dissolved in September 2010.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specific estimates include lives of assets, intangibles, collectability of receivables and notes, purchase price adjustments and valuation allowance on net operating loss carryforwards. Actual results could differ from those estimates.

Earnings Per Capital Unit

For purposes of calculating basic earnings per capital unit, capital units subscribed for and issued by the Company are considered outstanding on the effective date of issuance.  The Company has no potentially dilutive securities outstanding.

Financial Instruments and Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash. Accounts receivable are typically unsecured and are derived from transactions with and from customers located primarily in the United States and Canada; the Company performs ongoing credit evaluations of its customers.

Fair Value of Financial Instruments

ASC 825, “Financial Instruments,” requires disclosure of fair value information about financial instruments. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2010.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and cash equivalents, accounts receivable, prepaid and other current assets, due from affiliate, inventory, accounts payable and accrued expenses, deferred revenue and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are either short term in nature and their carrying amounts approximate fair value, they are receivable or payable on demand, or they bear appropriate interest rates.

Recently Adopted Accounting Pronouncements

The Company evaluates the pronouncements of various authoritative accounting organizations, primarily the Financial Accounting Standards Board (“FASB”), the SEC, and the Emerging Issues Task Force (“EITF”), to determine the impact of new pronouncements on US GAAP and the impact on the Company.

ASU No. 2010-06 amended existing disclosure requirements about fair value measurements by adding required disclosures about items transferring into and out of levels 1 and 2 in the fair value hierarchy; adding separate disclosures about purchase, sales, issuances, and settlements relative to level 3 measurements; and clarifying, among other things, the existing fair value disclosures about the level of disaggregation.  The ASU was adopted during the period ended March 31, 2010, and its adoption had no impact on the Company’s consolidated financial position, results of operations or cash flows.

ASU No. 2009-17 revises the consolidation guidance for variable-interest entities. The modifications include the elimination of the exemption for qualifying special purpose entities, a new approach for determining who should consolidate a variable-interest entity, and changes to when it is necessary to reassess who should consolidate a variable-interest entity. The ASU was adopted during the period ended March 31, 2010 and its adoption had no impact on the Company’s consolidated financial position, results of operations or cash flows.

Fair Value of Financial Instruments ASC 825, “Disclosures About Fair Value of Financial Instruments,” requires disclosure of fair value information about financial instruments.  ASC 820, “Fair Value Measurements” (“ASC 820”) defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as September 30, 2010.

The respective carrying value of certain on-balance-sheet financial instruments approximately their fair values.  These financial instruments include cash and cash equivalents, accounts payable and accrued liabilities.  Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value, or they are receivable or payable on demand.

ASU No. 2010-11 was issued in March 2010, and clarifies that the transfer of credit risk that is only in the form of subordination of one financial instrument to another is an embedded derivative feature that should not be subject to potential bifurcation and separate accounting.  This ASU was adopted during the period ended September 30, 2010.

Recently Issued Accounting Pronouncements

ASU No. 2009-13 was issued in September 2009, and provides application guidance on whether multiple deliverables exist, how the deliverables should be separated and how the consideration should be allocated to one or more units of accounting. This update establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence, if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific or third-party evidence is available. The Company will be required to apply this guidance prospectively for revenue arrangements entered into or materially modified after January 1, 2011; however, earlier application is permitted. The management is in the process of evaluating the impact of adopting this ASU update on the Company’s financial statements.

ASU No. 2010-13 was issued in April 2010, and will clarify the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted.

ASU 2010-20 was issued in July 2010, and provides financial statement users with greater transparency about an entity’s allowance for credit losses and the credit quality of its financing receivables.  This ASU will be effective for the first fiscal quarter beginning after December 15, 2010.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's consolidated financial position, results of operations or cash flows.

2.  DUE FROM AFFILIATE

During 2009, the Company made advances to an affiliated entity.    As of September 30, 2010 all advances were repaid.

3.  ACQUISITION OF SUBSIDIARIES

On June 15, 2009, the Company entered into a Membership Interest Purchase Agreement with TA Acquisitions, LLC and International Sunprints V, LLC to acquire all of the issued and outstanding membership interests of Cardinal Connect, LLC.  The transaction closed on July 1, 2009, and was accounted for as a business combination in accordance with ASC Topic 805, “Business Combinations.”  A summary of the transaction is presented below:

Cardinal Connect, LLC
Current assets	$249,273
Property and equipment, net	442,483
Total assets acquired	691,756

Current liabilities	339,951
Long-term liabilities	25,980
Total liabilities acquired	365,931

Acquired net assets (100%)	325,825

Purchase price:
Note payable, net of discount	2,179,998

Goodwill	$1,854,173

On June 18, 2009, the Company entered into a Membership Interest Purchase Agreement with Peyton Communications, LLC to acquire all of the issued and outstanding membership interests of Cardinal Broadband, LLC.  The transaction closed on July 1, 2009, and was accounted for as a business combination in accordance with ASC Topic 805, “Business Combinations.”  A summary of the transaction is presented below:

Cardinal Broadband, LLC
Current assets	$69,259
Property and equipment, net	255,911
Total assets acquired	325,170

Current liabilities	75,820
Total liabilities acquired	75,820

Net assets assumed (100%)	249,350
Less minority interest	(98,121)

Acquired net assets	151,229

Purchase price:
Note payable, net of discount	(24,810)
Excess of assets acquired over purchase price	$126,419

The results of operations of Cardinal Connect, LLC and Cardinal Broadband, LLC are included in the Company’s consolidated results of operations since the date of acquisition.

4.  NOTES PAYABLE

As part of the acquisition of Cardinal Connect on July 1, 2009, the Company assumed a note payable to Compass Bank with a balance of $61,980.  The note bears interest at the prime rate plus 2% (5% and 5% at September 30, 2010 and December 31, 2009, respectively), requires monthly payments of approximately $3,000, and is due June 5, 2012.

In October 2009, the Company executed a note with CDF Funding, LLC for $150,000.  Proceeds were used to purchase equipment for an interactive TV system to be deployed in a to-be-determined hotel.  The note bears interest at 12%, requires monthly payments of $4,996, and is due November 1, 2012.

In March 2010, the Company executed a note with Falcon Networks for $16,407.  Proceeds were used to pay for the installation of a high speed wireless internet system for a residential multi-unit property.  The note bears interest at 11%, requires monthly payments of $537, with the final payment due March 1, 2013.

At September 30, 2010, notes payable were comprised of the following:

	2010	2009
Note payable to a bank, principal and interest payable monthly at prime plus 2%, due June 5, 2012.	$19,650	$50,930

Note payable to finance company, principal and interest payable monthly at 12%, due November 1, 2012. The note is secured by equipment.	110,019	$135,041

Note payable to finance company, principal and interest payable monthly at 11%, due March 1, 2013.	13,624	-
	143,293	185,971

Less current portion	71,516	81,188
Notes payable, long term	$71,777	$104,783

5.  RELATED PARTY DEBT

On October 29, 2008, the Company executed an $80,000 note with Peyton Oil and Gas, a related party.  The available principal was increased to $120,000 on February 11, 2009, and to $200,000 on March 13, 2009.  The note bore interest at prime plus 2% (5.25% and 5% at September 30, 2010 and December 31, 2009, respectively), required monthly interest only payments, and was due February 20, 2010.

In July 2009, the Company executed a $4,000,000 note in conjunction with the purchase of Cardinal Connect, LLC.  The note was issued to International Sunprints V, LLC and TA Acquisitions, LLC, as joint lenders.  The key principal of TA Acquisitions, LLC and the 34% owner of International Sunprints V, LLC is the father-in-law of the Manager of the Company.  The note bore no interest and was due July 1, 2014.  Using an interest rate of 12%, the Company recorded a debt discount of $1,820,002 and is amortizing the discount over the period of the loan.  Payments of principal were required in any month in which the Gross Operating Income for the month exceeded $115,000.  The Gross Operating Income threshold was not surpassed in 2009, but $42,000 of voluntary principal payments were made.

In July 2009, the Company executed a $500,000 promissory note with Peyton Holdings Corporation, a related party.  The note bore interest at 12%, required monthly payments of $9,750, and was due June 30, 2011.

In July 2009, the Company executed a $40,000 note in conjunction with the purchase of Cardinal Broadband, LLC.  The lender was Peyton Communications, LLC, a related party.  The note bore no interest, required no monthly payments, and was due July 1, 2013.  Using an interest rate of 12%, the Company recorded a debt discount of $15,190 and is amortizing the discount over the period of the loan

All related party debt was repaid subsequent to September 30, 2010 as part of the Unit Purchase Agreement with Roomlinx, Inc. (see Note 8).

At September 30, 2010, related party debt was comprised of the following:

	2010	2009
Note payable to Peyton Oil & Gas, due February 20, 2010	$200,000	$200,000
Note payable to International Sunprints V, LLC, and TA Acquisitions, LLC, net of debt discount, due July 1, 2014	2,463,852	2,195,816

Note payable to Peyton Holdings Corporation, due June 30, 2011	319,501	371,370

Note payable to Peyton Communications, LLC, net of debt discount, due July 1, 2013	28,519	25,309

Less current portion	3,011,872	317,000

Long term portion	$-	$2,510,737

6.  MEMBERS’ EQUITY

The subsidiaries operating agreements define how profits and losses are generally allocated amongst its members. Generally, profits and losses are allocated first to preferred members in an amount equal to their Preferred Return (as defined in their respective operating agreements) and then all remaining profits and losses are allocated to the common members based on their respective ownership percentages.

7.  RELATED PARTY TRANSACTIONS

During 2010, the Company contracted with an affiliate to provide consulting services.  Amounts incurred during the period ended September 30, 2010 totaled $63,000.

8.  SUBSEQUENT EVENTS

On October 1, 2010, the Company entered into a Unit Purchase Agreement with Roomlinx, Inc.  Under the terms of the Agreement, Roomlinx acquired 100% of the membership interests of Canadian Communications, LLC in exchange for $500,000 in cash and 270,000 shares of Roomlinx common stock valued at $4.50 per share or $1,215,000. All related party debt was extinguished as part of this transaction.